                                                                    EXHIBIT 99.1

                   [CENTEX CONSTRUCTION PRODUCTS, INC. LOGO]
--------------------------------------------------------------------------------
                                                      NEWS FOR IMMEDIATE RELEASE


              CENTEX CONSTRUCTION PRODUCTS REPORTS 33% INCREASE IN
                   THIRD QUARTER RESULTS; SETS CONFERENCE CALL

         (Dallas, TX January 21, 2003): Centex Construction Products, Inc. (NYSE: CXP) today reported financial results for the quarter and nine months ended December 31, 2002, the third quarter and first nine months of fiscal year 2003. CXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates. CXP is currently 65.2%-owned by Centex Corporation.

         CXP'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE FINANCIAL RESULTS AND OTHER MATTERS TODAY AT 3:00 P.M. EASTERN TIME (2:00 P.M. CENTRAL TIME). THE CONFERENCE CALL WILL BE WEBCAST SIMULTANEOUSLY ON THE CXP WEB SITE, http://www.centex-cxp.com. A TELEPHONE REPLAY OF THE CALL WILL BE AVAILABLE ON THAT SITE UNTIL MIDNIGHT ON TUESDAY, JANUARY 21, 2003. FOR MORE INFORMATION, CONTACT CXP AT 214-981-6565.

         For the quarter ended December 31, 2002, CXP's net earnings increased 33% to $15,378,000 or $0.83 per diluted share from $11,590,000 or $0.63 per diluted share for the same quarter last year. Increased Gypsum Wallboard and Paperboard operating earnings and decreased corporate interest expense were partially offset by lower Cement and Aggregates operating earnings. Revenues for the third quarter this year totaled $119,089,000, 6% greater than $112,750,000 for the same quarter a year ago.

         For the nine months ended December 31, 2002, CXP's net earnings and diluted earnings per share increased 67% and 66%, respectively, to $48,220,000 or $2.60 per diluted share from $28,925,000 or $1.57 per diluted share for the same period a year ago. Revenues for this year's nine-month period of $383,857,000 were 7% greater than $359,718,000 for the same period in the prior fiscal year.

CEMENT

          Cement revenues for this year's third quarter totaled $42.2 million, 6% below $44.7 million for the same quarter a year ago. Operating earnings from Cement declined 6% to $14.4 million for the quarter from $15.4 million for the same quarter last year due to decreased sales volumes and reduced operating margins.

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CXP ANNOUNCES THIRD QUARTER RESULTS AND CONFERENCE CALL, PAGE 2

      Cement sales volume for the third quarter totaled 576,000 tons, 4% below 602,000 tons for the same quarter last year, due mostly to a decrease in sales in CXP's Texas and Midwest markets. Purchased cement sales volume of 30,000 tons for this year's third quarter was 62% less than purchased cement sales volume for the third quarter a year ago. Although demand in certain markets has softened, consumption is still at a high level and CXP expects fiscal 2003 to be the Company's seventeenth consecutive "sold-out" year for its Cement. CXP's average Cement net sales price for the third quarter this year of $66.77 per ton was level with $66.89 per ton for the same quarter a year ago.

         Operating earnings from Cement were $46.5 million for the nine months this year, 9% below $50.9 million for the similar period in fiscal 2002, primarily due to decreased sales volume and reduced operating margins. For the current nine months, revenues from Cement were $140.9 million, down 7% from $150.7 million for the same period a year ago. The average nine-month sales price was $67.62 per ton this year, 1% below $68.28 per ton for the same period last year.

         Cement sales volume of 1,898,000 tons for the nine months this year was 5% below sales volume of 1,995,000 tons for the same period in fiscal 2002. Purchased Cement sales volume of 137,000 tons for this year's nine-month period was 89,600 tons or 39% less than purchased Cement sales volume for the same period a year ago.

GYPSUM WALLBOARD

         Gypsum Wallboard revenues for the quarter totaled $49.3 million, a 10% increase over $45.0 million for the same quarter a year ago. Gypsum Wallboard reported a third quarter operating profit of $6.7 million, a 140% increase from the $2.8 million operating profit for the same quarter last year. The earnings improvement for the quarter resulted mostly from higher net sales prices. The average net sales price for this year's quarter was $89.03 per thousand square feet (MSF), 11% greater than $80.46 per MSF for the same quarter last year.

         Gypsum Wallboard sales volume of 440 million square feet (MMSF) for this year's quarter was 1% above the 437 MMSF sold during the same quarter last year. Both product pricing and demand softened during the quarter.

         For the current nine-month period, Gypsum Wallboard reported a $24.3 million operating profit compared to a $2.9 million operating loss for the same period in fiscal 2002. Increased average net sales prices were partially offset by decreased sales volume. For the current nine months, Gypsum Wallboard revenues were $156.2 million, a 21% increase from $129.5 million for the same period a year ago.

         Gypsum Wallboard sales volume of 1,385 MMSF for the current nine months was 2% less than 1,412 MMSF for the same period last year. The average net sales price for the nine-month period this year was $90.30 per MSF, 30% above $69.56 per MSF for the same period a year ago.

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CXP ANNOUNCES THIRD QUARTER RESULTS AND CONFERENCE CALL, PAGE 3

PAPERBOARD

         CXP's Paperboard operation reported third quarter revenues of $23.8 million, up 24% from $19.2 million of revenues for last year's third quarter. Paperboard operating earnings of $5.3 million for the quarter this year were 52% above $3.5 million for the third quarter a year ago.

         For this year's third quarter, Paperboard sales volume was 55,000 tons at an average net sales price of $428.46 per ton, compared to last year's sales volume of 48,000 tons at an average net sales price of $403.38 per ton. The increase in the average net sales price in the current year was due to increased sales prices for all grades of paper.

         For the nine months, Paperboard operating earnings were $11.9 million, up 129% from $5.2 million for the same period last year due to increased sales volume and higher operating margins. In addition, last year's operating earnings were negatively impacted by $2.1 million of costs associated with the closing of the Denver mill on April 23, 2001. Paperboard revenues for the nine months this year were $67.4 million, an 11% improvement over revenues of $60.9 million for the same period last year. Paperboard sales volume for the current nine months was 166,000 tons at an average price of $404.43 per ton, compared to 152,000 tons at an average sales price of $397.82 per ton for the same period last year.

CONCRETE AND AGGREGATES

         Revenues from Concrete and Aggregates were $12.8 million for the quarter, 8% higher than $11.8 million for the same quarter a year ago. Concrete and Aggregates reported a $305,000 operating profit for the third quarter, 38% below the $493,000 operating profit for the same quarter last year. The decline was mostly due to decreased Aggregates sales volume and operating margins.

         Concrete sales volume for the third quarter this year was 151,000 cubic yards, a 19% increase from 127,000 cubic yards for the same quarter last year. The gain was primarily attributable to increased sales volume at CXP's Texas Concrete operation. CXP's average Concrete net sales price of $53.68 per cubic yard for the current quarter was 5% below $56.66 per cubic yard for the same quarter a year ago, due to lower sales prices in the Texas market.

         CXP's Aggregates operation reported sales volume of 868,000 tons for the quarter, 7% less than sales volume of 937,000 tons for the same quarter last year. The sales volume decline resulted mostly from decreased sales at CXP's Texas Aggregates operations. The average net sales price of $5.00 per ton for the current quarter was 12% greater than $4.45 per ton last year. Pricing in last year's quarter was negatively impacted by market conditions at the Georgetown, Texas plant that subsequently was closed in September 2002.




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CXP ANNOUNCES THIRD QUARTER RESULTS AND CONFERENCE CALL, PAGE 4

         Concrete and Aggregates reported an operating loss of $410,000 for the current nine months compared to a $4.4 million operating profit for the same period in fiscal 2002. The loss was due to lower operating margins and costs for both concrete and aggregates and costs associated with the Georgetown plant closure. Concrete and Aggregates revenues for the nine months this year were $44.0 million, 5% less than $46.1 million for the same period last year.

         Concrete sales volume of 522,000 cubic yards for this year's nine-month period was 4% less than 541,000 cubic yards for the same period last year, primarily due to decreased sales in both the Texas and California markets. Concrete's average net sales price of $53.92 per cubic yard for the current nine months was 4% below last year's nine months average net sales price of $55.90 per cubic yard.

         Aggregates sales volume of 3,366,009 tons was level with the 3,356,000 tons for the nine months last year. The average net sales price of CXP's Aggregates was $4.39 per ton for the nine-month period this year, 2% above last year's sales price of $4.32 per ton.

RELATED DEVELOPMENTS

         During the quarter ended December 31, 2002, CXP repurchased no shares of its own stock under its repurchase authorization. As of December 31, 2002, there were approximately 519,900 shares remaining under the Company's current authorization. The ownership of CXP by Centex Corporation was 65.2% at December 31, 2002.

         CXP's total debt balance at December 31, 2002 was $100.2 million, down $82.2 million from $182.4 million at March 31, 2002. At December 31, 2002, the Company's debt-to-capitalization ratio was 17.5%.

         Included in this year's third quarter results is $1.2 million ($0.04/shares) of pre-tax charges for the early termination of one of the Company's interest rate swaps and a loss on the sale of a parcel of land.

OUTLOOK

         Cement and wallboard consumption remains at high levels. While there is price weakness in certain markets, increases in cement prices have been announced in others. Wallboard prices are generally stable and paperboard volumes are expected to increase. Assuming prices and demand remain at current levels, the company expects to report significantly higher earnings for fiscal 2003 than it did for fiscal 2002.

                                      # # #

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WHICH REFLECT THE COMPANY'S CURRENT VIEW OF FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM PLANNED OR EXPECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESS, PUBLIC INFRASTRUCTURE EXPENDITURES, ADVERSE WEATHER, AVAILABILITY OF RAW MATERIALS, UNEXPECTED OPERATIONAL DIFFICULTIES, GOVERNMENTAL REGULATION AND CHANGES IN GOVERNMENTAL AND PUBLIC POLICY, CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS, COMPETITION, ANNOUNCED INCREASES IN CAPACITY IN THE GYPSUM WALLBOARD, PAPERBOARD AND CEMENT INDUSTRIES, GENERAL ECONOMIC CONDITIONS, AND INTEREST RATES. INVESTORS SHOULD TAKE SUCH RISKS AND UNCERTAINTIES INTO ACCOUNT WHEN MAKING INVESTMENT DECISIONS. THESE AND OTHER FACTORS ARE DESCRIBED IN THE ANNUAL REPORT ON FORM 10-K FOR CENTEX CONSTRUCTION PRODUCTS, INC. FOR THE FISCAL YEAR ENDED MARCH 31, 2002 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED JUNE 30, 2002 AND SEPTEMBER 30, 2002. THE REPORTS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
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CXP ANNOUNCES THIRD QUARTER RESULTS AND CONFERENCE CALL, PAGE 5

For Additional Information, Contact at 214/981-6565:

Richard D. Jones, Jr.
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer


Note Attachments:

(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (quarter)
(3) Revenues and Earnings by Lines of Business (nine months)
(4) Sales Volume and Net Sales Prices
(5) Consolidated Balance Sheets

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Centex Construction Products, Inc.
Attachment 1

                       Centex Construction Products, Inc.
                        Summary of Consolidated Earnings
              (dollar amounts in thousands, except per share data)
                                   (unaudited)


                                                            Quarter Ended December 31,
                                                ----------------------------------------------------
                                                     2002                2001             Change
                                                ----------------    ---------------     ------------
 Revenues                                              $119,089           $112,750              +6%
 Earnings Before Income Taxes                          $ 23,122           $ 17,427             +33%
 Net Earnings                                          $ 15,378           $ 11,590             +33%
 Earnings Per Share:
                                  - Basic                $ 0.84             $ 0.63             +33%
                                  - Diluted              $ 0.83             $ 0.63             +32%
 Average Shares Outstanding:
                                  - Basic            18,370,656         18,354,896              --
                                  - Diluted          18,448,901         18,453,460              --


                                                           Nine Months Ended December 31,
                                                 ----------------------------------------------------
                                                      2002                2001             Change
                                                 ----------------    ---------------     ------------
 Revenues                                               $383,857           $359,718              +7%
 Earnings Before Income Taxes                           $ 72,501           $ 43,490             +67%
 Net Earnings                                           $ 48,220           $ 28,925             +67%
 Earnings Per Share:
                                   - Basic                $ 2.62             $ 1.58             +66%
                                   - Diluted              $ 2.60             $ 1.57             +66%
 Average Shares Outstanding:
                                   - Basic            18,431,861         18,348,995              --
                                   - Diluted          18,548,292         18,447,533              +1%


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Centex Construction Products, Inc.
Attachment 2

                       Centex Construction Products, Inc.
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)
                                   (unaudited)


                                                  Quarter Ended, December 31,
                                    ----------------------------------------------------------
                                       2002                  2001                  Change
                                    -------------     -----------------      -----------------
REVENUES
  Cement                                  $42,211               $44,670                    -6%
                                               35%                   40%
  Gypsum Wallboard                         49,288                44,978                   +10%
                                               41%                   40%
  Paperboard                               23,817                19,249                   +24%
                                               20%                   17%
  Concrete & Aggregates                    12,754                11,791                    +8%
                                               11%                   10%
  Other, net                                  454                    65                  +598%
                                               --                    --
  Less: Intersegment Sales                 (9,435)               (8,003)
                                               (7%)                  (7%)
                                    -------------     -----------------
Total                                    $119,089              $112,750                    +6%
                                              100%                  100%
                                    =============     =================
OPERATING EARNINGS
  Cement                                  $14,409               $15,376                    -6%
                                               53%                   69%
  Gypsum Wallboard                          6,693                 2,792                  +140%
                                               25%                   13%
  Paperboard                                5,307                 3,483                   +52%
                                               19%                   16%
  Concrete & Aggregates                       305                   493                   -38%
                                                1%                    2%
  Other, net                                  454                    65                  +598%
                                                2%                   --
                                    -------------     -----------------
Total Operating Earnings                   27,168                22,209                   +22%
                                              100%                  100%
  Corporate General Expenses               (1,415)               (1,294)
  Interest Expense, net                    (2,631)               (3,488)
                                    -------------     -----------------

Earnings Before Income Taxes              $23,122               $17,427                   +33%
                                    =============     =================


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Centex Construction Products, Inc.
Attachment 3

                       Centex Construction Products, Inc.
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)
                                   (unaudited)


                                                                   Nine Months Ended, December 31,
                                                    ------------------------------------------------------------
                                                          2002                  2001                Change
                                                    ---------------     -----------------      -----------------
REVENUES
  Cement                                                   $140,860              $150,730                    -7%
                                                                 37%                   42%
  Gypsum Wallboard                                          156,210               129,461                   +21%
                                                                 41%                   36%
  Paperboard                                                 67,368                60,921                   +11%
                                                                 18%                   17%
  Concrete & Aggregates                                      43,971                46,061                    -5%
                                                                 11%                   13%
  Other, net                                                  2,127                   473                  +350%
                                                                 --                    --
  Less: Intersegment Sales                                  (26,679)              (27,928)
                                                                 (7%)                  (8%)
                                                    ---------------     -----------------
Total                                                      $383,857              $359,718                    +7%
                                                                100%                  100%
                                                    ===============     =================

OPERATING EARNINGS
  Cement                                                    $46,465               $50,853                    -9%
                                                                 55%                   87%
  Gypsum Wallboard                                           24,281                (2,908)                  +935%
                                                                 29%                   (5%)
  Paperboard                                                 11,929                 5,215                  +129%
                                                                 14%                    9%
  Concrete & Aggregates                                        (410)                4,430                  -109%
                                                                 --                     8%
  Other, net                                                  2,127                   473                  +350%
                                                                  2%                    1%
                                                    ---------------     -----------------
Total Operating Earnings                                     84,392                58,063                   +45%
                                                                100%                  100%
  Corporate General Expenses                                 (4,197)               (3,791)
  Interest Expense, net                                      (7,694)              (10,782)
                                                   ----------------     -----------------

Earnings Before Income Taxes                                $72,501               $43,490                   +67%
                                                   ================     =================


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Centex Construction Products, Inc.
Attachment 4

                       Centex Construction Products, Inc.
                        Sales Volume and Net Sales Prices
                                   (unaudited)



                                                                       Sales Volume
                                       --------------------------------------------------------------------------------
                                               Quarter Ended                              Nine Months Ended December
                                                December 31,                                          31,
                                       -------------------------------                   ------------------------------
                                          2002               2001                           2002              2001
                                       -----------       -------------                   -----------       ------------
Cement (M Tons)                                576                 602                         1,898              1,995
Gypsum Wallboard (MMSF's)                      440                 437                         1,385              1,412
Paperboard (M Tons)                             55                  48                           166                152
Concrete (M Cubic Yards)                       151                 127                           522                541
Aggregates (M Tons)                            868                 937                         3,366              3,356


                                              Average Net Sales Price*
                                --------------------------------------------------
                                     Quarter Ended            Nine Months Ended
                                      December 31,               December 31,
                                ----------------------      ----------------------
                                  2002          2001          2002          2001
                                --------      --------      --------      --------
Cement (Ton)                    $  66.77      $  66.89      $  67.62      $  68.28
Gypsum Wallboard (MMSF)         $  89.03      $  80.46      $  90.33      $  69.56
Paperboard (Ton)                $ 428.46      $ 403.38      $ 404.43      $ 397.82
Concrete (Cubic Yard)           $  53.68      $  56.66      $  53.92      $  55.90
Aggregates (Ton)                $   5.00      $   4.45      $   4.39      $   4.32



* Net of freight and delivery costs billed to customers.



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Centex Construction Products, Inc.
Attachment 5

                       Centex Construction Products, Inc.
                           Consolidated Balance Sheets
                             (dollars in thousands)
                                   (unaudited)

                                                               December 31,
                                                       --------------------------       March 31,
                                                          2002            2001          2002 (*)
                                                       ----------      ----------      ----------
ASSETS
Current Assets:
  Cash and Equivalents                                 $   21,767      $   14,448      $   11,403
  Accounts and Notes Receivable, net                       45,847          57,503          58,957
  Inventories                                              53,333          49,906          54,220
                                                       ----------      ----------      ----------
     Total Current Assets                                 120,947         121,857         124,580
                                                       ----------      ----------      ----------
Property, Plant and Equipment                             795,172         795,975         796,766
  Less Accumulated Depreciation                          (253,137)       (222,809)       (230,283)
                                                       ----------      ----------      ----------
     Property, Plant and Equipment, net                   542,035         573,166         566,483
                                                       ----------      ----------      ----------
Notes Receivable, net                                       1,426           3,879           1,299
Goodwill                                                   40,197          41,088          41,088
Other Assets                                                9,080          12,247           9,902
                                                       ----------      ----------      ----------
                                                       $  713,685      $  752,237      $  743,352
                                                       ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes Payable                                        $   23,456      $   22,762      $   18,630
  Accounts Payable and Accrued Liabilities                 67,805          80,667          79,359
  Current Portion of Long-term Debt                        76,080              80              80
                                                       ----------      ----------      ----------
     Total Current Liabilities                            167,341         103,509          98,069
                                                       ----------      ----------      ----------
Long-term Debt                                                670         183,450         163,670
Deferred Income Taxes                                      74,508          48,012          53,781
Stockholders' Equity -
 Common Stock, Par Value $0.01; Authorized
 50,000,000 Shares; Issued and Outstanding
 18,376,095, 18,355,560 and 18,358,473 Shares,                184             184             184
 respectively
Capital in Excess of Par Value                             14,049          15,001          15,153
Accumulated Other Comprehensive Losses                     (2,080)         (1,614)         (1,063)
Retained Earnings                                         459,013         403,695         413,558
                                                       ----------      ----------      ----------
     Total Stockholders' Equity                           471,166         417,266         427,832
                                                       ----------      ----------      ----------
                                                       $  713,685      $  752,237      $  743,352
                                                       ==========      ==========      ==========

(*) From Audited Financial Statements.